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                                                                      Exhibit 10

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Statement of Additional Information constituting part of this Post-Effective Amendment No. 22 to the Registration Statement on Form N-4 of our report dated April 4, 2008 relating to the financial statements and financial highlights of A.G. Separate Account A, and our report dated April 18, 2008 relating to the consolidated financial statements of AIG Annuity Insurance Company, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP
Houston, Texas

April 30, 2008